CHURCHILL INVESTMENTS, INC
                       21205 Yacht Club Drive, Suite 1904
                               Aventura, FL 33860
                                Tel. 305-936-1775
                                Fax 305-932-3697

August 20, 2003

Old Fashioned Syrup Company
2999 NE 191st Street, Penthouse Two
Aventura, FL 33180
Attn:  Mr. Dave Goldberg, President

RE:  Term Sheet: Accounts Receivable Factoring and Purchase Order Financing.

Dear Mr. Goldberg:

Churchill Investments, Inc. ("Churchill"), is please to provide the following financing solution for your liquidity and cash flow needs.

Arrangement:        Accounts Receivable Factoring and Purchase Order Financing

Advance Rate:       Up to 75% of the face amount of purchased invoices and up to
                    60% for purchase orders, not to exceed hard production costs.

Purchases:          All Purchases are subject to independent verification prior to funding.

Documentation:      Accounts Receivable Financing Terms and Conditions Agreement
                    Master  Purchase  and Sale  Agreement  Guaranty  of Validity
                    Notification and Assignment Letter for each Invoice or Purchase Order Financed Assignment Schedule Form listing
                    Invoices & Purchase Orders for Financing Invoices to be factored/P.O.'s to be financed with appropriate Backup.

Security Interest:  Factored Receivables and Accounts Receivables and General
                    Intangibles

Volume:             No  Minimum  Volume,  totally  facility  available  shall be
                    $500,000

Account Debtors:    Subject to credit review

Credit Risk:        Non-recourse


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Discount Schedule:  0-45 days:  4 pts
                    46-60 days: Additional 2 pts
                    61-75 days: Additional 2 pts
                    Each additional 15 days:  Additional 2 pts
                    Note:  Minimum Fee of $500 per invoice

Term:               Indefinite

Payment of Invoice: All Factored  Accounts  Receivables and Purchase Orders will be directed by Company to make payment directly to Churchill and Churchill will remit balance of funds due Company after deducting applicable fees. Should Company receive a payment on a Factored Receivable, such payment will not be deposited by Company but will be forwarded directly to Churchill.

Guarantors:         Validity Guarantee

Due Diligence:      waived.

This Agreement is delivered to Championlyte Beverages, Inc. with the understanding that neither it not its substance shall be disclosed to any third party, except those who are in confidential relationships with seller, such as its financial advisors, legal counsel or accountant.

If you are in agreement with the terms outlined above, please so indicate by signing this letter in the space below and return it together with the documents requested.

Sincerely,

/s/ Alyce Schreiber

Alyce Schreiber
President

                               Agreed and Accepted by:

                               OLD FASHIONED SYRUP COMPANY


                               By:/s/ David Goldberg
                                 ------------------------
                               President                  August 20, 2003
                               Title                      Date
                               David Goldberg
                               Print Name